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[TRANSLATED FROM THE HEBREW]


                                   [EMBLEM OF
                              THE STATE OF ISRAEL]

MINISTRY OF JUSTICE                                       REGISTRAR OF COMPANIES
                               THE STATE OF ISRAEL


                THE COMPANIES ORDINANCE [NEW VERSION], 5743-1983


                  CERTIFICATE OF INCORPORATION AND REGISTRATION
                              OF A PRIVATE COMPANY



                           CHANGE OF NAME CERTIFICATE

I hereby certify that by virtue of a special resolution and pursuant to section 37 of the Companies Ordinance [New Version], 5743-1983, the company:


                              SCANVEC CO (1990) LTD

has changed its name and shall henceforth be known by the name:

                              SCANVEC-AMIABLE LTD

and such amended name as aforesaid has been registered in the Register of Companies.

Given under my hand in Jerusalem this 17th day of October 1999; the 7th day of Heshvan 5760.



(Signed)
Registrar of Companies


                                [REGISTRY STAMP]


                                                         Company No. 52-004240-9


[Stamp - "Registrar of Companies & Partnerships - Copy accords with the original
- 27.06.2000 (-) Annetta Klein - Fee total __ - Receipt no. __________ - pp Registrar of Companies"]